                                AMENDMENT NO. [3]
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN

                             (INVESTOR CLASS SHARES)

        The Amended and Restated Master Distribution Plan (the "Plan"), effective July 1, 2004, pursuant to Rule 12b-1, is hereby amended, effective April 29, 2005, as follows:

WHEREAS, on February [ ], 2005, the Board of Trustees of AIM Investment Funds approved the addition of AIM Global Health Care Fund to the Plan;

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                             (INVESTOR CLASS SHARES)
                         (DISTRIBUTION AND SERVICE FEES)

        The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Investor Class Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below as to the Investor Class Shares of each Portfolio to the average daily net assets of the Investor Class Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Investor Class Shares of the Portfolio.

                                             MINIMUM
                                              ASSET
        AIM EQUITY FUNDS                      BASED       MAXIMUM       MAXIMUM
                                              SALES       SERVICE      AGGREGATE
        PORTFOLIO - INVESTOR CLASS SHARES    CHARGE         FEE           FEE
                                             ------         ---           ---
        AIM Blue Chip Fund                    0.00%        0.25%        0.25%
        AIM Capital Development Fund          0.00%        0.25%        0.25%
        AIM Large Cap Basic Value Fund        0.00%        0.25%        0.25%


                                             MINIMUM
                                              ASSET
        AIM INTERNATIONAL MUTUAL FUNDS        BASED       MAXIMUM       MAXIMUM
                                              SALES       SERVICE      AGGREGATE
        PORTFOLIO - INVESTOR CLASS SHARES    CHARGE         FEE           FEE
                                             ------         ---           ---
        AIM International Core Equity Fund    0.00%        0.25%        0.25%


                                             MINIMUM
                                              ASSET
        AIM INVESTMENT FUNDS                  BASED       MAXIMUM       MAXIMUM
                                              SALES       SERVICE      AGGREGATE
        PORTFOLIO - INVESTOR CLASS SHARES    CHARGE         FEE           FEE
                                             ------         ---           ---
        AIM Global Health Care Fund           0.00%        0.25%        0.25%

                                             MINIMUM
                                              ASSET
        AIM SECTOR FUNDS                      BASED       MAXIMUM       MAXIMUM
                                              SALES       SERVICE      AGGREGATE
        PORTFOLIO - INVESTOR CLASS SHARES    CHARGE         FEE           FEE
                                             ------         ---           ---
        AIM Energy Fund                       0.00%        0.25%         0.25%
        AIM Financial Services Fund           0.00%        0.25%         0.25%
        AIM Gold & Precious Metals Fund       0.00%        0.25%         0.25%
        AIM Health Sciences Fund              0.00%        0.25%         0.25%
        AIM Leisure Fund                      0.00%        0.25%         0.25%
        AIM Utilities Fund                    0.00%        0.25%         0.25%


                                             MINIMUM
                                              ASSET
        AIM STOCK FUNDS                       BASED       MAXIMUM       MAXIMUM
                                              SALES       SERVICE      AGGREGATE
        PORTFOLIO - INVESTOR CLASS SHARES    CHARGE         FEE           FEE
                                             ------         ---           ---
        AIM Mid Cap Stock Fund                0.00%        0.25%         0.25%
        AIM S&P 500 Index Fund                0.00%        0.25%         0.25%"


All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  April 29, 2005